Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:                                                  CONTACT:

                                                                                                        John A. Curran

                                                                                                        610-480-8022

                                                                                                        john.curran@infrasourceinc.com

                                                                                                        Laura Martin

                                                                                                        212-889-4350

                                                                                                        laura.martin@taylor-rafferty.com

INFRASOURCE SERVICES, INC. CLOSES ENSTRUCTURE ACQUISITION

Media, PA — September 3, 2004 — InfraSource Services, Inc. (NYSE:IFS), one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States, today announced that it completed its acquisition of substantially all of the assets and certain liabilities of EnStructure.

EnStructure, headquartered in Michigan, provides a wide range of construction services including pipeline integrity services, installation of underground transmission and distribution pipelines, construction of compressor and meter stations, paving and restoration, and fiber optic installation for customers within the utilities and oil & gas markets.  EnStructure, which had annual revenues in 2003 of approximately $75 million and has approximately 750 employees, operates throughout the Midwestern, Southern and Southeastern regions of the United States through three operating companies:  SubSurface Construction, Iowa Pipeline Associates, and Flint Construction.

David Helwig, InfraSource President & CEO, said, “This acquisition is consistent with our value-building strategy, and complements our existing businesses and skill sets. EnStructure has expanded our portfolio of service offerings, and consolidated our customer base in the Midwest, as well as provided additional geographic reach in the South and Southeast. We are pleased to announce that Steve Hicks, President of EnStructure, has joined our leadership team.”

About InfraSource Services, Inc.

InfraSource Services, Inc. (NYSE:IFS) is one of the largest specialty contractors servicing utility transmission and distribution infrastructure in the United States.  InfraSource designs, builds, and maintains transmission and distribution networks for utilities, power producers, and industrial customers.  Further information can be found at www.infrasourceinc.com.

Safe Harbor Statement

Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “will,” “should,” “may,” and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. However, these statements are subject to a number of risks and uncertainties affecting our business. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) technological, structural and cyclical changes that could reduce the demand for the services we provide; (2) loss of key customers; (3) the uncertainty of the outcome of federal energy legislation; (4) the nature of our contracts, particularly our fixed-price contracts; (5) work hindrance due to inclement weather events; (6) the award of new contracts and the timing of the performance of those contracts; (7) project delays or cancellations; (8) the failure to meet schedule or performance requirements of our contracts; (9) the presence of competitors with greater financial resources and the impact of competitive products, services and pricing; (10) successful integration of the acquisition into our business; (11) close out of certain of our projects may or may not occur as anticipated or may be unfavorable to us; and (12) other factors detailed from time to time in our other reports and filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in our Registration Statement on Form S-1 relating to our initial public offering. Except as required by law, we do not intend to update forward-looking statements even though our situation may change in the future.

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